EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to registration statement of our report dated February 10, 2012, relating to the financial statements of Gold Party Payday, Inc., a development stage company, and to the reference to our Firm under the caption “Experts” in the prospectus.

Li & Company, PC

June 4, 2012